UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 31, 2011

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E. Doubletree Ranch Rd, Suite #300, Scottsdale, AZ	85541
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (480) 348-8050

EFOODSAFETY.COM, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 31, 2011, the Registrant accepted the resignations of Patricia Gruden as Interim President and Interim Chief Executive Officer of the Registrant.  Ms. Gruden will continue to serve as Interim Chief Financial Officer, Interim Secretary and Interim Chairman of the Board of Directors.   Effective as of the same date, to fill the vacancies created by Ms. Gruden’s resignations, the Board of Directors appointed Dr. Robert F. Ryan as President and Chief Executive Officer. The Registrant and Dr. Ryan are currently in the processes of finalizing an employment agreement; however, as of the date hereof there is not a written employment agreement in place.

Biographical information for Robert F. Ryan

Dr. Robert F. Ryan (age 51) has become a pioneer in the field of emerging biotechnology, specializing in assisting small companies with insight and bringing products to market through the rigorous FDA approval process. Since 2002, Dr. Ryan served as the Chief Executive Officer of RFR Consulting where he focused on helping businesses in the biotech industry through providing information, grant writing, business management, scientific guidance, FDA regulatory advice, advising investors, and investment acquisition opportunities. With 25 years experience including excellent training at the Wistar Institute and NIH, he has participated in basic and clinical investigations and has published and edited research articles in several peer-reviewed journals.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 NUVILEX, INC.

              (Registrant)

Date: February 3, 2011

/s/ Robert F. Ryan

Robert F. Ryan

Chief Executive Officer